SETTLEMENT AGREEMENT
AND GENERAL RELEASE

This Settlement Agreement and General Release (“Agreement”) is entered into effective this 14th day of October, 2005, by and between Global Capital Funding Group, LP, a Delaware limited partnership (“GCFG”), GCA Strategic Investment Fund Limited (“GCA”), Barron Partners, LP, a Delaware limited partnership (“Barron”), and Speedemissions, Inc., a Florida corporation (the “Company”). GCFG, GCA, Barron, and the Company shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GCFG is the holder and/or beneficial owner of that certain Speedemissions, Inc. Secured Promissory Note dated December 30, 2004, in the principal amount of $1,285,000 and in the name of State Inspections of Texas, Inc. (the “GCFG Note”);

WHEREAS, GCA is the current owner of the following: i) 2,500 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), ii) a warrant to purchase 2,500,000 shares of the Company’s common stock dated January 26, 2005 (the “Existing Warrant”), and iii) three Speedemissions, Inc. promissory notes, as follows: (a) a $350,000 principal amount promissory note dated January 26, 2005 (the “$350,000 Note”), (b) a $300,000 principal amount promissory note dated August 2, 2001 (the “$300,000 Note”), and (c) a $110,000 principal amount promissory note dated August 7, 2004 (the “$110,000 Note”);

WHEREAS, on or about June 30, 2005, pursuant to a Preferred Stock Purchase Agreement between Barron and the Company (the “Stock Purchase Agreement”) Barron purchased 2,500,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”);

WHEREAS, after Barron’s purchase of the Series B Preferred Stock, a dispute arose between the Parties as to whether the convertibility terms of the Series B Preferred Stock altered the convertibility terms of the Series A Preferred Stock, and whether any of the Parties were put on notice regarding the possible change in the convertibility terms of the Series A Preferred Stock (the “Dispute”);

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties wish to resolve the Dispute in full and therefore, covenant, promise and agree as follows:

AGREEMENT

1. Consideration of GCFG. As its consideration under this Agreement, in full settlement of the Dispute, and in exchange for the other Parties’ consideration as set forth herein, upon the issuance of the GCFG Stock (as defined below), GCFG agrees that all outstanding amounts (principal and interest) that are due and owing to GCFG from the Company under the GCFG Note will be converted into the stock and warrants listed in Section 4(a), below, and that all amounts due under the GCFG Note will be considered satisfied in their entirety. GCFG further agrees to forgo and extinguish any and all interest payments due to GCFG under the GCFG Note. As of October 14, 2005, the Parties agree GCFG is owed a total of $1,409,288.25 ($1,285,000 in principal and $124,288.25 in interest) under the GCFG Note. The form of the notice of conversion for the GCFG Note is attached hereto as Exhibit A (the “GCFG Note Notice of Conversion”).

2. Consideration of GCA. As its consideration under this Agreement, in full settlement of the Dispute, and in exchange for the other Parties’ consideration as set forth herein, upon the issuance of the GCA Stock (as defined below), GCA agrees that all outstanding amounts that are due and owing to GCA from the Company under the following promissory notes will be converted into the stock and warrants listed in Section 4(b), below, and that all amounts due under the respective notes will be considered satisfied in their entirety:

a. $350,000 Note. As of October 14, 2005, the Parties agree GCA is owed a total of $369,133.88 ($350,000 in principal and $19,133.88 in interest) under the $350,000 Note. The form of the notice of conversion for the $350,000 Note is attached hereto as Exhibit B (the “$350,000 Note Notice of Conversion”).

b. $300,000 Note. As of October 14, 2005, the Parties agree GCA is owed a total of $425,416.45 ($300,000 in principal and $125,416.45 in interest) under the $300,000 Note. The form of the notice of conversion for the $300,000 Note is attached hereto as Exhibit C (the “$300,000 Note Notice of Conversion”).

c. $110,000 Note. As of October 14, 2005, the Parties agree GCA is owed a total of $126,154.37 ($110,000 in principal and $16,154.37 in interest) under the $100,000 Note. The form of the notice of conversion for the $110,000 Note is attached hereto as Exhibit D (the “$110,000 Note Notice of Conversion”).

GCA further agrees: i) to extinguish any and all security interests, whether or not they have been perfected, that relate to the above promissory notes; ii) to the changes in the rights and preferences of the Series A Preferred Stock, including a new conversion price of $0.12 per share and no dividend rights, as set forth in the Amended Certificate of Designation for the Series A Preferred Stock (the “Amended Certificate of Designation”), a copy of which is attached hereto as Exhibit E; iii) that the issuance of the Series B Preferred Stock does not violate any rights and preferences of the Series A Preferred Stock; and iv) to surrender the Existing Warrant in exchange for the Amended Warrant, (as defined below).

3. Consideration of Barron. As its consideration under this Agreement, in full settlement of the Dispute, and in exchange for the other Parties’ consideration as set forth herein, Barron agrees, as the holder of the Series B Preferred Stock, to the changed terms of the Series A Preferred Stock as set forth in the Amended Certificate of Designation, and that the issuance of the GCFG Shares and the GCA Shares will not violate the terms of the Stock Purchase Agreement or other Series B Preferred Stock rights.

4. Consideration of the Company. As its consideration under this Agreement, in full settlement of the Dispute, and in exchange for the other Parties’ consideration as set forth herein, the Company agrees to the following:

a. Consideration to GCFG. In exchange for GCFG agreeing to convert all amounts due and owing under the GCFG Note, the Company will issue GCFC 1,409 shares of Series A Preferred Stock with the rights and preferences outlined the Amended Certificate of Designation, and a warrant to purchase 24,000,000 shares of the Company’s common stock at an exercise price of $0.12 per share, as set forth in the warrant attached hereto as Exhibit F (the “GCFG Warrant”).

b. Consideration to GCA. In exchange for GCA agreeing to the amended rights and preferences of the Series A Preferred Stock as set forth in the Amended Certificate of Designation, and to convert all amounts due and owing under the $350,000 Note, the $300,000 Note and the $110,000 Note, the Company will: i) issue GCA 1,224 shares of Series A Preferred Stock with the rights and preferences outlined in the Amended Certificate of Designation, ii) issue a warrant to purchase 16,000,000 shares of the Company’s common stock with an exercise price of $0.12 per share, as set forth in the warrant attached hereto as Exhibit G (the “GCA Warrant”); and iii) amend the terms of the Existing Warrant to change the exercise price from $0.24 per share to $0.12 per share, as set forth in the warrant attached hereto as Exhibit H (the “Amended Warrant”).

c. Consideration to Barron. In exchange for Barron agreeing to the issuance of the GCA Stock, the GCA Warrant, the GCFG Stock and the GCFG Warrant, and to the amended rights and preferences of the Series A Preferred Stock as set forth in the Certificate of Designation, the Company will issue Barron a warrant to purchase 40,000,000 shares of the Company’s common stock as set forth in the warrant attached hereto as Exhibit I (the “Barron Warrant”).

d. Registration. The Company shall, immediately upon execution of this Agreement, undertake to include the shares of common stock underlying the exercise of the GCFG Warrant, GCA Warrant, and the Barron Warrant, and underlying the conversion of the Series A Preferred Stock, and will reasonably pursue effectiveness of the registration statement as set forth in the Registration Rights Agreements entered into with GCFG and GCA as of the date hereof.

5. General Release. Effective on the date hereof, the Parties and their respective agents, affiliates, divisions, predecessors, successors and assigns, hereby release the other Parties, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which it may now or hereafter have or claim to have against that Party, as a result of the Dispute. This release of claims and defenses shall not alter the prospective duties between the Parties under this Agreement.

6. Acknowledgment of Effect of Release. The Parties acknowledge and agree that this release applies to all claims that one Party may have against another Party arising out of, or pertaining to, the Dispute, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to a Party’s person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent. The Parties agree not to file any complaints, causes of action, or grievances with any governmental, state or county entity against the other Party arising out of, or pertaining to the Dispute.

7. Representations and Warranties of GCFG.

(a) GCFG is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. GCFG has all requisite power and authority to carry out the provisions of this Agreement.

(b) All actions on the part of GCFG, its partners and officers, necessary for the authorization of this Agreement, the performance of all obligations of GCFG hereunder, and the authorization to extinguish the GCFG Note, as set forth herein, have been taken. The Agreement, when executed and delivered, will create valid and binding obligations of GCFG enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

(c) GCFG acknowledges and represents that in executing this Agreement, it has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

(d) GCFG acknowledges that it is the beneficial owner of the GCFG Note and has the sole authority to make decisions regarding the GCFG Note.

8. Representations and Warranties of GCA.

(a) GCA is a corporation duly organized, validly existing, and in good standing under the laws of Bermuda. GCA has all requisite power and authority to enter into and carry out the provisions of this Agreement.

(b) All action on the part of GCA, its partners and officers, necessary for the authorization of this Agreement, the performance of all GCA’s obligations under this Agreement, and the authorization to allow the amendments to the rights and preferences to the Series A Preferred Stock contained in the Amended Certificate of Designation and to extinguish the $350,000 Note, the $300,000 Note, and the $110,000 Note, as set forth herein have been taken. The Agreement, when executed and delivered, will create valid and binding obligations of GCA, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

(c) GCA acknowledges and represents that in executing this Agreement, it has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

(d) GCA acknowledges that it is the holder of the $350,000 Note, the $300,000 Note and the $110,000 Note and has the sole authority to make decisions regarding those promissory notes.

9. Representations and Warranties of Barron.

(a) Barron is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. Barron has all requisite power and authority to enter into and carry out the provisions of this Agreement.

(b) Barron is a Delaware limited partnership and all action on the part of Barron, its partners and officers, necessary for the authorization of this Agreement, the performance of all Barron’s obligations under this Agreement, and the authorization to allow the issuance of the GCFG Shares, the GCA Shares, and the amendments to the rights and preferences to the Series A Preferred Stock contained in the Amended Certificate of Designation, pursuant to the terms set forth herein have been taken. The Agreement, when executed and delivered, will create valid and binding obligations of Barron, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

(c) Barron acknowledges and represents that in executing this Agreement, it has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

10.  Representations and Warranties of the Company.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to enter into and carry out the provisions of this Agreement.

(b) All corporate action on the part of the Company, its officers and directors, necessary for the authorization of this Agreement, the performance of all the Company’s obligations under this Agreement, and the authorization to issue the GCFG Shares, the GCA Shares, and allow the amendments to the rights and preferences to the Series A Preferred Stock contained in the Amended Certificate of Designation, pursuant to the terms set forth herein have been taken. The Agreement, when executed and delivered, will create valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

(c) The Company acknowledges and represents that in executing this Agreement, it has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

11. Confidentiality. Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, the terms of this Agreement and all other documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof or the underlying Dispute (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

12. No Admission of Liability. This Agreement pertains to a disputed claim and does not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein.

13. Survival of Representations and Warranties. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

14. Amendments. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

15. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

16. Attorney’s Fees. All Parties hereto agree to pay their own costs and attorneys’ fees except as follows:

(a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b) As used herein, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

17. Material Terms. The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

18. Time is of the Essence. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

19. Integration. This Agreement sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“GCFG”	“GCA”

Global Capital Funding Group, L.P,	GCA Strategic Investment Fund Limited,
a Delaware limited partnership	a Bermuda corporation

/s/ Lewis N. Lester	/s/ Lewis N. Lester
By: Lewis N. Lester, President of	By: Lewis N. Lester
Global Capital Management Services, Inc. (General Partner of GCFG)	Its: Director

“Barron”	“Company”

Barron Partners, LP	Speedemissions, Inc.
a Delaware limited partnership	a Florida corporation

/s/ Andrew Barron Worden	/s/ Richard Parlontieri
By: Andrew Barron Worden	By: Richard Parlontieri
Its: President	Its: President

Exhibit A

GCFG Note Notice of Conversion

Exhibit B

$350,000 Note Notice of Conversion

Exhibit C

$300,000 Note Notice of Conversion

Exhibit D

$110,000 Note Notice of Conversion

Exhibit E

Amended Certificate of Designation

Exhibit F

GCFG Warrant

Exhibit G

GCA Warrant

Exhibit H

Amended Warrant

Exhibit I

Barron Warrant